                                                                  EXECUTION COPY




                                  $120,460,000

                            CHEVY CHASE BANK, F.S.B.

         Capitol Revolving Home Equity Loan Asset Backed Certificates,
                     Series 1996-1, Investor Certificates

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                              September 20, 1996

CS FIRST BOSTON CORPORATION
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

MERRILL LYNCH, PIERCE, FENNER
 & SMITH INCORPORATED
World Financial Center
North Tower
250 Vesey Street
New York, NY 10281

     Dear Sirs:

     1. Introduction. Chevy Chase Bank, F.S.B., a federally chartered stock
        ------------
savings bank ("Chevy Chase"), has authorized the issuance and sale of Capitol Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1, Investor Certificates (the "Investor Certificates"), and of Capitol Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1, Transferor Certificates (the "Transferor Certificates" and together with the Investor Certificates, the "Certificates"), evidencing interests in the Capitol Revolving Home Equity Loan Trust 1996-1 (the "Trust") consisting primarily of the Cut-Off Date Trust Balances of a pool of revolving credit line home equity loans conveyed to the Trust on the Closing Date (the "Initial Mortgage Loans") and, to the extent of the availability thereof, the Cut-Off Date Trust Balances of such other revolving credit line home equity loans to be conveyed to the Trust on or before June 20, 1997 (the "Subsequent Mortgage Loans") (the Subsequent Mortgage Loans and the Initial Mortgage Loans and any substitutions therefor, collectively the "Mortgage Loans" or the "Mortgage Loan Pool") and any additional balances thereon ("Additional Balances" and together with the Cut-Off Date Trust Balances, the "Trust Balances"). The Mortgage Loans are secured primarily by second deeds of trust or mortgages on one-to-four family residential properties.

     The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996 between Chevy Chase, as transferor and servicer, and The Chase Manhattan Bank, as trustee (the "Trustee") and custodial agent (the "Custodial Agent"). The Certificates will evidence fractional undivided interests in the Mortgage Loan Pool and certain other property held in trust for the holders of such Certificates (collectively, the "Trust Fund"). The aggregate undivided interest in the Trust Fund represented by the Investor Certificates will initially be equal to $120,460,000 which is approximately 98% of (i) the Cut-Off Date Trust Balances of the Initial Mortgage Loans and (ii) the Original Pre-Funded Amount. The Trustee, on behalf of the holders of the Investor Certificates will have the benefit of an irrevocable certificate guaranty insurance policy (the "Certificate Insurance Policy") issued by AMBAC Indemnity Corporation (the "Certificate Insurer") pursuant to an insurance and indemnity agreement dated as of September 24, 1996 (the "Insurance Agreement") among the Certificate Insurer, Chevy Chase, in its individual capacity and as Transferor and Servicer, and the Trustee. The forms of the Pooling and Servicing Agreement and the Certificate Insurance Policy will be filed on a timely basis as exhibits to the Registration Statement (as such term is hereinafter defined).

     The Investor Certificates are more fully described in a Registration Statement which Chevy Chase has furnished to each of you (together the "Underwriters," and each of you an "Underwriter"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     The offering of the Investor Certificates will be made by you, and Chevy Chase understands that you propose to make a public offering of the Investor Certificates as soon after the date hereof as you deem advisable.

     2. Representations and Warranties of Chevy Chase.  Chevy Chase represents
        ---------------------------------------------
and warrants to, and agrees with, each of the Underwriters that:

        (a) Chevy Chase has filed with the Securities and Exchange Commission (the "Commission"), on February 27, 1996, a registration statement (No. 333-
1682) on Form S-3, including a prospectus, relating to the Investor Certificates, which has become effective. Such registration statement, as amended as of the date of this Agreement, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented by a prospectus supplement (the "Prospectus Supplement") to reflect the terms of the Investor Certificates as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended (the "1933 Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus." A "preliminary prospectus" means any form of prospectus, including any prospectus supplement, relating to the Investor Certificates used prior to the date of this Agreement that is subject to completion.

        (b) On the effective date of the Registration Statement, such Registration Statement conformed in all material respects to the requirements of the 1933 Act and the rules

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and regulations of the Commission thereunder (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement the Registration Statement and the preliminary prospectus conform, and at the time of the filing of the Prospectus in accordance with Rule 424(b), the Registration Statement and the Prospectus will conform, in all respects to the requirements of the 1933 Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (and with respect to the Prospectus, in the light of the circumstances under which they were made) not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to Chevy Chase by any Underwriter through CS First Boston Corporation as representative of the Underwriters (the "Representative") specifically for use therein (it being understood that the only such information is the Underwriter Information, as defined in Section 8(a)(i)).

        (c) Chevy Chase meets the requirements for use of Form S-3 under the Act.

        (d) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

        (e) Since the respective dates as of which information is given in the Prospectus, or the Prospectus as amended and supplemented, there has not been any material adverse change in the general affairs, management, or results of operations of Chevy Chase or of its subsidiaries, otherwise than as set forth or contemplated in the Prospectus or the Prospectus as amended and supplemented, nor has there been any adverse change in the general affairs, management, or results of operations of any other affiliate of Chevy Chase which could have a material adverse effect on the general affairs, management or results of operations of Chevy Chase or its subsidiaries, otherwise than as set forth or contemplated in the Prospectus or the Prospectus as amended and supplemented.

        (f) Chevy Chase is a federally chartered stock savings bank duly organized and validly existing under the laws of the United States of America, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Custodial Agreement, dated the Closing Date (the "Custodial Agreement") among Chevy Chase, the Trustee, the Custodial Agent and Norwest Bank Minnesota, National Association, as Document Custodian, and to cause the Certificates to be issued. Chevy Chase has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and all regulations, including, without limitation, all regulations, decisions, directives and orders of, as applicable, the Office of Thrift Supervision and the Federal Home Loan Bank of Atlanta.

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        (g)  Except as set forth in the Prospectus, or the prospectus as amended and supplemented, (i) there are no legal, governmental or regulatory proceedings pending to which Chevy Chase is a party or of which any of its property is the subject, which, if determined adversely to Chevy Chase, would individually or in the aggregate have a material adverse effect on the performance by Chevy Chase of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement or the Custodial Agreement or the consummation of the transactions contemplated hereunder or thereunder and (ii) to the best of its knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others.

        (h) This Agreement has been duly authorized and validly executed and delivered by Chevy Chase and constitutes a valid and binding agreement of Chevy Chase, enforceable against Chevy Chase in accordance with its terms, except to the extent that (i) the enforceability hereof may be subject to insolvency, reorganization, moratorium, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors', or other obligees', rights generally or the rights of creditors or obligees of federally chartered stock savings banks, the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC"), (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) rights to indemnification and contribution under this Agreement may be limited by state or federal securities laws or the policies underlying such laws.

        (i) The Pooling and Servicing Agreement, the Insurance Agreement and the Custodial Agreement have been duly authorized and, when executed and delivered by Chevy Chase and assuming the due authorization, execution and delivery of the Pooling and Servicing Agreement, the Insurance Agreement and the Custodial Agreement by the other parties thereto, will constitute valid and binding obligations of Chevy Chase enforceable against Chevy Chase in accordance with their respective terms, except to the extent that (i) the enforceability thereof may be subject to insolvency, reorganization, moratorium, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors', or obligees' rights generally or the rights of creditors' or obligees' of federally chartered stock savings banks, the deposits of which are insured by the FDIC and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (j) The issuance and delivery of the Certificates, the consummation of any other of the transactions contemplated herein, in the Pooling and Servicing Agreement, in the Insurance Agreement, or in the Custodial Agreement, or the fulfillment of the terms of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, or the Custodial Agreement do not and will not conflict with or violate any term or provision of the Charter or By-Laws of Chevy Chase, any statute, order or regulation applicable to Chevy Chase of any court, regulatory body, administrative agency or governmental body having jurisdiction over Chevy Chase and do not and will not conflict with, result in a breach or violation or the acceleration of or constitute a

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default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Chevy Chase pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Chevy Chase is a party or by which Chevy Chase may be bound or to which any of the property or assets of Chevy Chase may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to Chevy Chase or materially adverse to the transactions contemplated by this Agreement.

        (k) Arthur Andersen LLP is an independent public accountant with respect to Chevy Chase as required by the 1933 Act and the Rules and Regulations.

        (l) The direction by Chevy Chase to the Trustee to execute, authenticate, issue and deliver the Certificates has been duly authorized by Chevy Chase, and, assuming the Trustee has been duly authorized to do so, when executed, authenticated, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

        (m) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance and sale of the Investor Certificates, or the consummation by Chevy Chase of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, or the Custodial Agreement, except the registration under the 1933 Act of the Investor Certificates and such consents, approvals, authorizations, registrations or qualifications as may have been obtained or effected or as may be required under securities or Blue Sky laws in connection with the purchase and distribution of the Investor Certificates by you.

        (n) Chevy Chase possesses all material licenses, certificates, authorities or permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus and Chevy Chase has not received notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations, financial condition or income.

        (o) At the time of execution and delivery of the Pooling and Servicing Agreement, with respect to the Initial Mortgage Loans, and as of the applicable Transfer Date, with respect to the Subsequent Mortgage Loans, Chevy Chase (i) will have good and marketable title to the Mortgage Loans being transferred by it to the Trustee pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), except for the transfers and encumbrances for the benefit of the Prior Trusts, (ii) will not have assigned to any person any of its right, title or interest in such Mortgage Loans (other than such Prior Trusts) or in the Pooling and Servicing Agreement or the Investor Certificates and (iii) will have the power and authority to sell such Mortgage Loans to the Trustee and to sell the Investor Certificates to you, and upon execution and delivery of the Pooling and Servicing

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Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of Chevy Chase's right, title and interest in and to the Mortgage Loans, except for the transfers and encumbrances for the benefit of the Prior Trusts, and upon delivery to you of the Investor Certificates you will have good and marketable title to the Investor Certificates, in each case free of Liens.

        (p) As of the Initial Cut-Off Date, each of the Initial Mortgage Loans will meet the eligibility criteria described in the Prospectus and as of the related Cut-Off Date for the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, each of the Subsequent Mortgage Loans and Eligible Substitute Mortgage Loans, as applicable, will meet the eligibility criteria described in the Prospectus.

        (q) The Trust Fund created by the Pooling and Servicing Agreement is not, and immediately following the issuance and sale of the Investor Certificates will not be, required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"), as in effect on the date hereof.

        (r) Each of the Investor Certificates, the Pooling and Servicing Agreement, the Insurance Agreement and the Certificate Insurance Policy conforms in all material respects to the descriptions thereof contained in the Prospectus.

        (s) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Certificates that are required to be paid by Chevy Chase at or prior to the Closing Date have been paid or will be paid at or prior to the Closing Date.

        (t) As of the Closing Date, the representations and warranties of Chevy Chase in the Pooling and Servicing Agreement and the Insurance Agreement will be true and correct in all material respects.

     Any certificate signed by an officer of Chevy Chase and delivered to you in connection with an offering of the Investor Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this
Section 2 are made.

  3. Purchase and Sale.  The Underwriters' commitment to purchase the Investor
     -----------------
Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. Chevy Chase agrees to instruct the Trustee to issue and agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from Chevy Chase at a purchase price set forth on Schedule 1 hereto, the principal amount of Investor Certificates set forth opposite your respective names on Schedule 1 hereto.

  4. Delivery and Payment.  Payment of the purchase price for, and delivery of,
     --------------------
any Investor Certificates to be purchased by you shall be made at the office of Shaw, Pittman, Potts

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

& Trowbridge, 2300 N Street, N.W., Washington, D.C., or at such other place as shall be agreed upon by you and Chevy Chase, at 10:00 a.m. New York City time on September 24, 1996 (the "Closing Date"), or at such other time or date as shall be agreed upon in writing by you and Chevy Chase. Payment shall be made to Chevy Chase by wire transfer of same day funds payable to the account of Chevy Chase. Delivery of the Investor Certificates shall be made to you for your account against payment of the purchase price thereof. Such Investor Certificates shall be in such denominations and registered in such names as you may request in writing at least one Business Day prior to the Closing Date. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of the Investor Certificates. Such Investor Certificates, which may be in temporary form, will be made available for examination and packaging by you no later than 3:00 p.m. on the Business Day prior to the Closing Date.

  5. Covenants of Chevy Chase.  Chevy Chase covenants with each of the
     ------------------------
Underwriters as follows:

     (a) Chevy Chase will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Underwriters, subparagraph (5)) of Rule 424(b) not later than the second Business Day following the execution and delivery of this Agreement. Chevy Chase will advise the Underwriters promptly of any such filing pursuant to Rule 424(b).

     (b) If at any time when the Prospectus as amended or supplemented is required by the 1933 Act to be delivered in connection with sales of the Investor Certificates by you, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for Chevy Chase, to further amend or supplement the Prospectus as then amended or supplemented in order that the Prospectus as amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary, in the opinion of any such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented in order to comply with the requirements of the 1933 Act or the Rules and Regulations thereunder, Chevy Chase will promptly prepare and, subject to the other provisions of this Section 5, file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two Business Days will furnish to you as many copies of the Prospectus, as amended or supplemented, as you shall reasonably request.

     (c) Chevy Chase will give you reasonable notice of its intention to file any amendment to the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, pursuant to the 1933 Act, will furnish you with copies of any such amendment or supplement proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement to which you shall object. Neither the consent of the Underwriters (or

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

their Representative) to, nor the delivery by the Representative of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

     (d) Chevy Chase will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or the Prospectus as amended or supplemented,
(iii) of the receipt and contents of any comments from the Commission with respect to the Registration Statement or the Prospectus or the Prospectus as amended or supplemented, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. Chevy Chase will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (e) Chevy Chase will deliver to you as many signed and as many conformed copies of each Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

     (f) Chevy Chase will cause the Trust Fund to make generally available to holders of the Investor Certificates, as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Trust Fund covering a period of at least 12 consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date and, in each case, satisfying the provisions of Section 11(a) of the 1933 Act and the Rules and Regulations (including Rule 158).

     (g) Chevy Chase will endeavor, in cooperation with you, to qualify the Investor Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Investor Certificates. Chevy Chase will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Investor Certificates have been qualified as above provided.

     (h) Chevy Chase will not, without your prior consent, publicly offer or sell or contract to sell any mortgage pass-through certificates, mortgage pass-through notes or collateralized mortgage obligations or other similar securities, of which Chevy Chase is the issuer, representing interests in or secured by other mortgage-related assets for a period of 30 days following the commencement of the offering of the Investor Certificates to the public.

     (i)  So long as the Investor Certificates shall be outstanding, Chevy
Chase will deliver to you the annual statement as to compliance delivered to the Trustee pursuant to Section 3.9 of the Pooling and Servicing Agreement and the annual statement of a firm of independent

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

public accountants furnished to the Trustee pursuant to Section 3.10 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Trustee.

     (j) Chevy Chase will apply the net proceeds from the sale of the Investor Certificates in the manner set forth in the Prospectus.

     (k) If, between the date hereof or, if earlier, the dates as of which information is given in the Prospectus and the Closing Date, to the knowledge of Chevy Chase there shall have been any material change, or any development involving a prospective material change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of Chevy Chase, Chevy Chase will give prompt written notice thereof to you.

     (l) Chevy Chase, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act, including, without limitation, a Form 8-K containing this Agreement, the Pooling and Servicing Agreement and the Certificate Insurance Policy.

  6. Conditions of the Obligations of the Underwriters.  The obligations of the
     -------------------------------------------------
several Underwriters to purchase the Investor Certificates pursuant to this Agreement are subject to the accuracy on and as of the Closing Date of the representations and warranties on the part of Chevy Chase herein contained, to the accuracy of the statements of officers of Chevy Chase made pursuant hereto, to the performance by Chevy Chase of all of its obligations hereunder and to the following conditions at the Closing Date:

     (a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of Chevy Chase, threatened by the Commission.

     (b) You shall have received the favorable opinion, dated the Closing Date, of Shaw, Pittman, Potts & Trowbridge, counsel to Chevy Chase, in the form attached hereto as Exhibit A.

     (c) You shall have received the favorable opinion of counsel to the Trustee, dated the Closing Date, addressed to you and in form and scope satisfactory to you, to the effect that:

          i) The Trustee is duly organized and is validly existing and in good standing as a banking corporation under the laws of the State of New York.

         ii) The Trustee has duly authorized, executed and delivered the Pooling and Servicing Agreement and the Insurance Agreement.

        iii) The Trustee has full power and authority to execute and deliver the Pooling and Servicing Agreement and the Insurance Agreement and to perform its obligations

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

thereunder and each of the Pooling and Servicing Agreement and the Insurance Agreement constitutes the valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms (subject, as to enforcement, to bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and to general equity principles).

        iv) The Certificates have been duly executed and authenticated by the Trustee.

         v) The execution and delivery by the Trustee of the Pooling and Servicing Agreement and the Insurance Agreement and the performance by the Trustee of its duties thereunder do not conflict with or result in a violation of (a) any law or regulation of the United States of America or the State of New York, (b) the charter or by-laws of the Trustee or (c) any order, writ, judgment or decree.

        vi) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof is required for the execution, delivery or performance by the Trustee of the Pooling and Servicing Agreement and the Insurance Agreement.

     (d) You shall have received the favorable opinion, dated the date of Closing Date, of counsel for the Certificate Insurer, in form and scope satisfactory to you, to the effect that:

         i) The Certificate Insurer is duly organized as a corporation and is validly existing under the laws of the State of Wisconsin, and has the full power and authority (corporate and other) to issue the Certificate Insurance Policy, and to take all action required of it under, the Certificate Insurance Policy, the Insurance Agreement and the Indemnification Agreement, dated September 20, 1996 (the "Indemnification Agreement") between the Certificate Insurer and the Underwriters.

        ii) The execution, delivery and performance by the Certificate Insurer of the Certificate Insurance Policy, the Insurance Agreement and the Indemnification Agreement have been duly authorized by all necessary corporate action on the part of the Certificate Insurer.

       iii) The execution, delivery and performance by the Certificate Insurer of the Certificate Insurance Policy, the Insurance Agreement and the Indemnification Agreement do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any state or other governmental agency or authority which has not previously been effected.

        iv) The Certificate Insurance Policy, the Insurance Agreement and the Indemnification Agreement have been duly authorized, executed and delivered by the Certificate Insurer and constitute legal, valid and binding obligations of the Certificate Insurer, enforceable against the Certificate Insurer in accordance with their terms (subject, as to enforcement, to bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights

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

generally and to general equity principles and to state or federal securities laws or the policies underlying such laws).

         v) The Certificate Insurance Policy is not required to be registered under the 1933 Act.

     (e) You shall have received an opinion, dated the Closing Date, of Shaw, Pittman, Potts & Trowbridge, counsel to Chevy Chase, addressed to, and satisfactory to, Standard and Poor's Ratings Services, Moody's Investors Service, Inc. and you, relating to the perfection of a security interest in the Trust Balances of the Initial Mortgage Loans to the Custodial Agent.

     (f) You shall have received an opinion, dated the Closing Date, of Shaw, Pittman, Potts & Trowbridge, counsel to Chevy Chase, addressed to, and satisfactory to, you to the effect that the Certificates will be treated as debt for federal income tax purposes.

     (g) Chevy Chase shall have furnished to you a certificate signed on behalf of Chevy Chase by the principal accounting or principal financial officer thereof, dated the Closing Date, as to (i) the accuracy of the representations and warranties of Chevy Chase herein at and as of the Closing Date, (ii) the performance by Chevy Chase of all of its obligations hereunder to be performed at or prior to the Closing Date and (iii) such other matters as you may reasonably request.

     (h) The Trustee shall have furnished to you a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due acceptance of the Pooling and Servicing Agreement by the Trustee and the due execution and delivery of the Certificates by the Trustee thereunder and such other matters as you shall reasonably request.

     (i) The Certificate Insurer shall have furnished to you and Chevy Chase a certificate of the Certificate Insurer, signed by one or more duly authorized officers of the Certificate Insurer, dated the Closing Date, to the effect that
(i) the information relating to the Certificate Insurer in the Prospectus is true and correct in all material respects as of the dates specified therein and
(ii) there has been no change in the financial condition of the Certificate Insurer since December 31, 1995 which could have a material adverse effect on the Certificate Insurer's ability to meet its obligations under the Certificate Insurance Policy.

     (j) The Certificate Insurance Policy shall have been issued by the Certificate Insurer pursuant to the Insurance Agreement.

     (k) The Investor Certificates shall have been rated "AAA" by Standard and Poor's Ratings Services or "Aaa" by Moody's Investors Service, Inc., and such ratings shall not have been rescinded.

     (l) You shall have received from Arthur Andersen LLP, or other independent certified public accountants acceptable to you, letters, on or prior to the date of this Agreement, delivered at such times in form satisfactory to you, confirming that they are independent public accountants within the meaning of the 1933 Act and the applicable published Rules and Regulations thereunder and stating in effect that
(i) they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Chevy Chase) set forth in the Registration Statement and the Prospectus (and any supplements thereto), agrees with the accounting records of Chevy Chase, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the accounts.

     (m) Prior to the Closing Date, you shall have been furnished with such documents and opinions as you may reasonably require in order to evidence the accuracy and completeness of any of the representations and warranties or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Chevy Chase in connection with the issuance and sale of the Investor Certificates as herein contemplated shall be satisfactory in form and substance to you.

     (n) Since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of Chevy Chase otherwise than as set forth in the Prospectus, the effect of which is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Investor Certificates on the terms and in the manner contemplated in the Prospectus.

     (o) You shall have received evidence satisfactory to you that (i) on or before the Closing Date, UCC-1 financing statements have been filed with the Virginia State Corporation Commission and with the Maryland State Department of Assessments and Taxation, reflecting the interest of the Trust Fund in the Mortgage Loans and the proceeds thereof.

     (p) The Representative shall have received copies of each opinion of counsel and certificate delivered to either Rating Agency or the Certificate Insurer, together with a letter addressed to the Representative, dated the Closing Date, to the effect that each Underwriter may rely on each such opinion to the same extent as if such opinion were addressed to it as of such date.

     (q) Prior to the Closing Date, Chevy Chase shall have furnished to you such further information, certificates and documents as you may reasonably request.

     If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to Chevy Chase at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

  7.  Payment of Expenses.  Chevy Chase agrees to pay all expenses incident to
      -------------------
the performance of its obligations under this Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the duplication and delivery to you, in such quantities as you may reasonably request, of copies of this Agreement, (iii) the preparation, issuance and delivery of the Investor Certificates, (iv) the fees and disbursements of Arthur Andersen LLP, accountants of Chevy Chase, and fifty percent of the fees and disbursements of Shaw, Pittman, Potts & Trowbridge, the remaining fifty percent of such fees (not to exceed the amount previously agreed upon by Chevy Chase and the Underwriters) and the remaining fifty percent of such disbursements to be paid by the Underwriters, (v) the qualification of the Investor Certificates under securities and Blue Sky laws and the determination of the eligibility of the Investor Certificates for investment in accordance with the provisions of subsection 5(i), including filing fees, in connection therewith and in connection with the preparation of any Blue Sky Survey, (vi) the printing and delivery to you, in such quantities as you may reasonably request, hereinabove stated, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey, (vii) the duplication and delivery to you, in such quantities as you may reasonably request, of copies of the Pooling and Servicing Agreement and the Insurance Agreement, (viii) the fees charged by nationally recognized statistical rating agencies for rating the Investor Certificates, (ix) the fees and expenses of the Trustee and its counsel; (x) the fees and expenses of the Certificate Insurer and its counsel; (xi) the fees and expenses of the Custodial Agent and its counsel; and (xii) fifty percent of the fees and disbursements of Stroock & Stroock & Lavan in the amount previously agreed, the remaining fifty percent of such amount to be paid by the Underwriters.

      Notwithstanding the foregoing, if this Agreement is terminated by you in accordance with the provisions of Section 6 and Section 11(i), Chevy Chase shall reimburse you for all reasonable out-of-pocket expenses.

  8.  Indemnification.
      ---------------

      (a) Chevy Chase agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of the 1933 Act or the Exchange Act, as follows:

           i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any related preliminary prospectus or preliminary prospectus supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to Chevy Chase by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the following information (collectively, the "Underwriter Information"): (A) the first two sentences of the sixth paragraph on the cover of the Prospectus (discussing the lack of a secondary market); (B) the last paragraph on the cover of the Prospectus (discussing the offering of the Certificates); (C) the first paragraph on the inside cover of the Prospectus (discussing over-allotments and stabilization); and (D) the information contained under the heading "Underwriting" in the Prospectus.

          ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Chevy Chase; and

         iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you, subject to subsection 8(c)) as reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, to the extent that any such expense is not paid under i) or ii) above.

     This indemnity agreement will be in addition to any liability which Chevy Chase may otherwise have.

      (b) Each of you agrees, severally and jointly, to indemnify and hold harmless Chevy Chase, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls Chevy Chase within the meaning of the 1933 Act or the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus, or any related preliminary prospectus or preliminary prospectus supplement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to Chevy Chase by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information. This indemnity agreement will be in addition to any liability which you may otherwise have.

      (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this indemnity agreement other than to the extent that such indemnifying party is materially prejudiced by the indemnified party's failure to provide such notification. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless (i) if the defendants in any such action include one or more of the indemnified parties and the indemnifying party, one or more of the indemnified parties shall have employed separate counsel after having reasonably concluded that there may be legal defenses available to it or them that are different from or additional to those available to the indemnifying party or to one or more of the other indemnified parties or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

  9. Contribution.  In order to provide for just and equitable contribution in
     ------------
circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, Chevy Chase on the one hand, and each of you, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by Chevy Chase and you (i) in such proportion as is appropriate to reflect the relative benefits received by Chevy Chase on the one hand and each of you on the other from the offering of the Investor Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Chevy Chase on one hand and each of you on the other in connection with the statements or omissions which resulted in the losses, liabilities, claims, damages and expenses. The relative benefits received by Chevy Chase on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Chevy Chase bear to the total underwriting discounts and commissions received by the Underwriters; provided, however, that no person
                                          --------  -------
guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Chevy

Chase or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the provisions of this Section 9, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Investor Certificates underwritten by you and distributed to the public were offered to the public exceeds the amount of any damages which you may have otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 9, each person, if any, who controls you within the meaning of the 1933 Act or the Exchange Act shall have the same rights to contribution as each of you and each director of Chevy Chase, each officer of Chevy Chase who signed the Registration Statement, and each person, if any, who controls Chevy Chase within the meaning of the 1933 Act or the Exchange Act shall have the same rights to contribution as Chevy Chase.

 10. Representations, Warranties and Agreements to Survive Delivery.  All
     --------------------------------------------------------------
representations, warranties and agreements contained in this Agreement or contained in certificates of officers of Chevy Chase submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or controlling person of you, or by or on behalf of Chevy Chase and shall survive delivery of any Investor Certificates to you.

 11. Termination of Agreement.  You may terminate this Agreement, immediately
     ------------------------
upon notice to Chevy Chase, at any time at or prior to the Closing Date (i) if there has occurred any outbreak of hostilities or other calamity or crisis the effect of which on the financial market of the United States of America is such as to make it, in your judgment, impracticable to market the Investor Certificates or enforce contracts for the sale of the Investor Certificates, or
(ii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York State authorities. In the event of any such termination, the covenant set forth in subsection 5(d), the provisions of Section 7, the indemnity agreement set forth in Section 8, the contribution provisions set forth in Section 9 and the provisions of Sections 10 and 13 shall remain in effect.

 12. Notices.  All notices and other communications hereunder shall be in
     -------
writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to CS First Boston Corporation shall be directed to the address set forth on the first page hereof, or sent by facsimile machine which produces an electronic confirmation of receipt to 212/318-0532, attention: Investment Banking Department, Transactions Advisory Group. Notices to Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be directed to the address set forth on the first page hereof, or sent by facsimile machine which produces an electronic confirmation of receipt to 212/449-2784, attention: Syndicate Operations. Notices to Chevy Chase shall be directed to Chevy Chase Bank, F.S.B., 8401

Connecticut Avenue, Chevy Chase, Maryland 20815, or sent by facsimile machine which produces an electronic confirmation of receipt to 301/986-7401, attention:
Stephen R. Halpin, Jr.

 13. Parties.  This Agreement shall inure to the benefit of and be binding
     -------
upon you and Chevy Chase, and their respective successors. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Investor Certificates from you shall be deemed to be a successor by reason merely of such purchase.

 14. Representation of Underwriters.  The Representative will act for the
     ------------------------------
several Underwriters in connection with this financing, and any action taken by the Representative under this Agreement will be binding upon all the Underwriters.

 15. Governing Law and Time.  This Agreement shall be governed by the laws of
     ----------------------
the State of New York and shall be construed in accordance with such laws. Specified times of day refer to New York City time.

 16. Counterparts.  This Agreement may be executed in counterparts, each of
     ------------
which shall be deemed to be an original, but together they shall constitute but one instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and Chevy Chase in accordance with its terms.

                                  Very truly yours,

                                  CHEVY CHASE BANK, F.S.B.



                                  By: /s/ Mark A. Holles
                                      ------------------
                                  Name: Mark A. Holles
                                  Title:  Vice President



CONFIRMED AND ACCEPTED, as of the
date first above written:
CS FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER &
 SMITH INCORPORATED

By: CS FIRST BOSTON CORPORATION,
as Representative


By:  /s/ Nita Sue Cherry
     --------------------------
     Name:  Nita S. Cherry
     Title:  Director

                                   Schedule 1

                                  Underwriting

                                   ----------

                                  Purchase Price                     Proceeds to
          Underwriter               Percentage     Principal Amount  Chevy Chase
          -----------             ---------------  ----------------  -----------
CS First Boston Corporation          99.70%          $60,230,000     $60,049,310
Merrill Lynch, Pierce, Fenner &      99.70%          $60,230,000     $60,049,310
Smith Incorporated

                                                                       Exhibit A

                 [SHAW, PITTMAN, POTTS & TROWBRIDGE LETTERHEAD]

                               September 24, 1996


                                        Merrill Lynch, Pierce, Fenner & Smith
CS First Boston Corporation             Incorporated
Park Avenue Plaza                       World Financial Center
55 East 52nd Street                     North Tower - 15th Floor
New York, New York  10055               250 Vesey Street
                                        New York, New York  10281


Standard & Poor's Ratings               Moody's Investor Service, Inc.
 Services                               99 Church Street
25 Broadway                             New York, New York  10007
New York, New York  10004
                                        The Chase Manhattan Bank
                                        450 West 33rd Street
                                        New York, New York  10001



       Re:  Capitol Revolving Home Equity Loan Asset Backed
            Certificates, Series 1996-1
            ----------------------------------------

Dear Sirs:

       We have acted as counsel to Chevy Chase Bank, F.S.B., a federally chartered stock savings bank ("Chevy Chase"), in connection with the issuance and sale of $120,460,000 principal amount of Capitol Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1, (the "Certificates"), issued by Capitol Revolving Home Equity Loan Trust 1996-1 (the "Trust"). The Certificates will be issued pursuant to the terms of a Pooling and Servicing Agreement dated as of September 1, 1996 (the "Pooling and Servicing Agreement") between Chevy Chase, as Transferor and as Servicer, and The Chase Manhattan Bank, as trustee and custodial agent (the "Trustee" and the "Custodial Agent," respectively, as the case may be). Holders of the Certificates will be entitled to the benefits of a Certificate Insurance Policy (the "Policy") issued pursuant to an Insurance and Indemnity Agreement dated as of September 24, 1996 (the "Insurance Agreement") among Chevy Chase, as Transferor and Servicer, AMBAC Indemnity Corporation ("AMBAC") and the Trustee.

     This opinion is furnished pursuant to Section 6(b) of the Underwriting Agreement dated September 20, 1996 (the "Underwriting Agreement") among Chevy Chase, CS First Boston Corporation ("First Boston") and Merrill, Lynch, Pierce Fenner & Smith Incorporated ("Merrill") (First Boston and Merrill collectively referred to herein as, the "Underwriters"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

     Because the primary purpose of our professional engagement as counsel to Chevy Chase was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement, the Prospectus and the Prospectus Supplement (or the 8-Ks (as defined below)), we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, or the Prospectus Supplement (or the 8-Ks (as defined below)), and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, we assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements and schedules and other financial or statistical data included in the Registration Statement, the Prospectus, or the Prospectus Supplement (or the 8-Ks (as defined below)), and we have not examined the accounting or financial records from which such financial statements, schedules and data are derived. We note that, although certain portions of the Registration Statement (including financial statements and schedules) have been included therein on the authority of "experts" within the meaning of the 1933 Act, we are not such experts with respect to any portion of the Registration Statement, including, without limitation, such financial statements or schedules or other financial or statistical data included therein. We have not been requested to, and we render no opinion with respect to the information contained in the Registration Statement, the Prospectus or the Prospectus Supplement under the heading "Description of the Certificate Insurer" or with respect to the Underwriter Information.

     In rendering our opinion, we have examined the federal stock charter, as amended, of Chevy Chase; the bylaws, as amended, of Chevy Chase; a written consent of the Executive Committee of the Board of Directors of Chevy Chase effective September 10, 1996; a certificate of corporate existence of Chevy Chase issued by the Office of Thrift Supervision, Department of the Treasury; and executed copies of the Pooling and Servicing Agreement, the Underwriting Agreement, the Custodial Agreement and the Insurance Agreement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     As to factual matters material to our opinion, we have relied upon certificates of public officials and the certificate of officers of Chevy Chase attached hereto as Exhibit A (the "Officers' Certificate"), without independent investigation or verification by us of the accuracy of such matters. In basing our opinion and other matters set forth herein on "our knowledge" or matters "known to us," the words "our knowledge" or "known to us," or words to that effect, signify that, in the course of our representation of Chevy Chase and any affiliates thereof in matters with respect to which we have been engaged by any of them as legal counsel, no information has come to our attention that would give us actual knowledge that any such opinions or other matters are not accurate or that any of the information on which we have relied is not accurate and complete. Except as otherwise stated herein, we have undertaken no investigation or verification of such matters. We have not undertaken to communicate the substance or details of this transaction to all attorneys in our firm who have performed services for Chevy Chase or its affiliates as counsel on other matters. The words "our knowledge" or "known to us," or other words to that effect used herein, are intended to be limited to the current, actual knowledge of those attorneys in our firm who are familiar with the subject matter of this opinion and the subject transaction.

     In rendering this opinion, we have assumed that each party (other than Chevy Chase) that has executed or will execute an agreement to which Chevy Chase is a party has all requisite power and authority and has taken all necessary action to execute and deliver such agreement and to perform the transactions contemplated thereby, and that all such agreements are the legal, valid and binding obligations of such parties (other than Chevy Chase) enforceable against such parties in accordance with their respective terms.

     Based upon the foregoing and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that:

    (i) Chevy Chase has been duly chartered and is validly existing as a federally chartered stock savings bank under the laws of the United States of America, and has full corporate power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and has full corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Pooling and Servicing Agreement, the Custodial Agreement and the Insurance Agreement and to cause the Certificates to be issued.

    (ii) The Underwriting Agreement, the Pooling and Servicing Agreement, the Custodial Agreement and the Insurance Agreement have been duly authorized, executed and delivered by Chevy Chase.

    (iii) The Pooling and Servicing Agreement, the Underwriting Agreement, the Custodial Agreement and the Insurance Agreement constitute valid and binding obligations of Chevy Chase, enforceable against Chevy Chase in accordance with their respective terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, receivership, conservatorship or other similar laws, regulations or procedures of general applicability relating to or affecting creditors' or other obligees' rights generally or the rights of creditors or obligees of federally chartered stock savings banks, the deposits of which are insured by the Federal Deposit Insurance Corporation; (B) the application of general principles of equity and the discretion of the court before which any proceeding is brought (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) the qualification that enforceability of rights to indemnification and contribution under the Underwriting Agreement may be limited by state or federal securities laws or the policies underlying such laws. We express no opinion as to the enforceability of any provision of the Pooling and Servicing Agreement, the Custodial Agreement or Insurance Agreement specifying post-judgment interest at the contract rate or providing for waiver of jury trial.

    (iv) The direction by Chevy Chase to the Trustee to execute, issue, countersign and deliver the Certificates, the consummation of any other of the transactions contemplated in the Underwriting Agreement, the Pooling and Servicing Agreement, the Custodial Agreement, the Insurance Agreement, or the fulfillment of the terms of the Underwriting Agreement, the Pooling and Servicing Agreement, the Custodial Agreement or the Insurance Agreement, (A) do not and will not conflict with or violate any term or provision of the federal stock charter or bylaws of Chevy Chase, of any federal or state statute or regulation applicable to Chevy Chase, or of any order of which we have knowledge which is applicable to Chevy Chase and issued by any court, regulatory body, administrative agency or governmental body having jurisdiction over Chevy Chase, and (B) do not and will not conflict with, result in a breach or violation or the acceleration of, constitute a default under, or, other than pursuant to the Pooling and Servicing Agreement, the Custodial Agreement or the Insurance Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Chevy Chase pursuant to, the terms of any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Chevy Chase is a party or by which Chevy Chase may be bound or to which any of the property or assets of Chevy Chase may be subject. We render no opinion pursuant to clause (A) of this paragraph (iv) with respect to any statute, order or regulation under which rights to indemnity and contribution for violation of federal or state securities laws may be limited or prohibited. The opinion in this paragraph (iv) is based solely upon the Officers' Certificate and our knowledge with respect to the identification of the material indentures, mortgages, deeds of trust, loan agreements or other agreements or instruments referred to in clause (B).

    (v) The direction by Chevy Chase to the Trustee to execute, countersign and deliver the Certificates has been duly authorized by Chevy Chase and, assuming that the Trustee has been duly authorized to do so, the Certificates, when executed, countersigned and delivered by the Trustee, will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

    (vi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Certificates to the Underwriters on the date hereof, or the consummation by Chevy Chase of the other transactions contemplated by the Underwriting Agreement, the Pooling and Servicing Agreement, the Custodial Agreement or the Insurance Agreement, except (A) the registration under the 1933 Act of the offering of the Certificates, (B) such consents, approvals, authorizations, registrations or qualifications as may have been obtained or effected or as may be required under the securities or "blue sky" laws of any jurisdiction in connection with the purchase and distribution of the Certificates and except where the failure to obtain the same would not have a material adverse effect upon the rights of the Certificateholders and (C) the filing of a Uniform Commercial Code Financing Statement in the Maryland State Department of Assessments and Taxation and the Office of the Virginia State Corporation Commission with respect to the transfer of Mortgage Loans to the Trust.

    (vii) The Registration Statement is effective under the 1933 Act and, to our knowledge, based upon the Officers' Certificate and oral advice rendered to us by a staff member of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

    (viii) Chevy Chase meets the requirements for use of Form S-3 under the 1933 Act.

    (ix) To our knowledge, there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal to which Chevy Chase is a named party or to which its assets are subject
(A) asserting the invalidity of the Pooling and Servicing Agreement, the Custodial Agreement, the Insurance Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation by Chevy Chase of any of the transactions contemplated by the Pooling and Servicing Agreement, the Custodial Agreement, the Insurance Agreement or the Underwriting Agreement, or (C) that might adversely affect the validity or enforceability of the Pooling and Servicing Agreement, the Insurance Agreement, the Underwriting Agreement or the Certificates.

    (x) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

    (xi) The Trust is not required to be registered under the Investment Company Act of 1940, as amended, and immediately following the issuance and sale of the Certificates in the manner contemplated by the Pooling and Servicing Agreement and the Underwriting Agreement, the Trust will not be required to be so registered.

    (xii) The Certificates, the Pooling and Servicing Agreement and the Policy conform as to legal matters in all material respects to the respective descriptions thereof contained in the Prospectus.

    (xiii) The statements in the Prospectus Supplement under the headings "Prospectus Supplement Summary of Terms - Certain Federal Income Tax Consequences," "Prospectus

Supplement Summary - ERISA Considerations," "Risk Factors - Insolvency-Related Matters," "Certain Legal Aspects of the Mortgage Loans," "Certain Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

     We have not participated in the preparation of the documents incorporated by reference in the Registration Statement or the Prospectus (such documents (other than (i) the Current Report on Form 8-K filed with the Commission by Chevy Chase under the Pooling and Servicing Agreement on September 13, 1996 for the purpose of filing the Consent of KPMG Peat Marwick LLP, the Consent of Shaw, Pittman, Potts & Trowbridge, and certain audited and unaudited financial statements of AMBAC Indemnity Corporation, and (ii) the Current Report on Form 8-K that will be filed with the Commission by Chevy Chase as transferor and servicer under the Pooling and Servicing Agreement after September 24, 1996 for the purpose of filing the Underwriting Agreement and the Certificate Insurance Policy (such documents set forth in (i) and (ii), collectively, the "8-Ks")) at the time they were filed with the Commission pursuant to the Exchange Act, the "Incorporated Documents").

     On the basis of (i) our participation, as counsel to Chevy Chase, with representatives of Chevy Chase in the preparation of the Prospectus Supplement and our participation with representatives of Chevy Chase, its accountants and the Underwriters at meetings in which the contents of the Prospectus Supplement and related matters were reviewed and discussed and (ii) the examination by us of such corporate records, statutes, documents and questions of law as we deemed necessary, but without independent verification by us of the accuracy, completeness and fairness of the statements contained in the Registration Statement, the Prospectus or the Prospectus Supplement (in each case excluding the Incorporated Documents), and without commenting as to the financial statements and schedules and other financial or statistical data included therein, nothing has come to out attention that would lead us to believe that
(A) the Registration Statement (excluding the Incorporated Documents), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that (B) the Prospectus or the Prospectus Supplement (excluding the Incorporated Documents), as of the date thereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The foregoing opinions are, with your concurrence, predicated upon and qualified by the following:

         (a) The foregoing opinions are based upon and are limited to the laws of the State of Maryland, the Commonwealth of Virginia, the State of New York and the relevant laws of the United States of America, in each case excluding the choice of law provisions thereof, and we render no opinion with respect to the law of any other jurisdiction. You are advised that George M. Rogers, Jr., whose professional corporation is a member of our firm, is a director of Chevy Chase and a trustee or director of several entities affiliated with Chevy Chase. Our opinion does not reflect any information concerning the matters discussed therein which has been communicated to Mr. Rogers by reason of his service in the foregoing capacities.

         (b) Our opinion is based upon and limited to laws and regulations as in effect on the date of this letter. We assume no obligation to update the opinion set forth herein.

         (c) Our opinion is limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

     Except as agreed by us in writing, our opinion is solely for the benefit of the addressees shown on the first page hereof and may be relied upon solely by such addressees for the purposes for which it is being furnished. Without our express permission, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose except as stated herein, except that reference may be made to this letter in the list of closing documents pertaining to the offering of the Certificates.

                              Very truly yours,

                              /s/ Shaw, Pittman, Potts & Trowbridge

                              SHAW, PITTMAN, POTTS & TROWBRIDGE

cc:  Chevy Chase Bank, F.S.B.